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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 of our report dated February 2, 1995, on our audits of the financial statements of The Liposome Company, Inc. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts."

                                          Coopers & Lybrand L.L.P.

Princeton, New Jersey
March 20, 1995